                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-117690 and 333-110309 and) and on Form S-3
(Nos. 333-122217, 333-119667, 333-118117, 333-111160, 333-109481, 333-106074,
and 333-97913) of Eagle Broadband, Inc., of our report dated November 18, 2005, relating to the financial statements, which appear in this Annual Report on Form
10-K.

/s/ Lopez, Blevins, Bork & Associates, LLP

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

November 29, 2005